EXHIBIT 99.1

PRESS RELEASE

For further information contact:                                  FOR IMMEDIATE RELEASE

Joseph M. Murphy

President and CEO

(207) 288-3314

Bar Harbor Bankshares Increases Quarterly Cash Dividend

Bar Harbor, Maine (October 23, 2012) – Bar Harbor Bankshares (NYSE MKT: BHB), today announced that its Board of Directors declared a quarterly cash dividend of 30.0 cents per share of common stock, representing an increase of 0.5 cents, or 1.7% compared with the prior quarter, and an increase of 2.0 cents or 7.1% compared with the fourth quarter of 2011. The quarterly cash dividend is payable to all shareholders of record as of the close of business November 16, 2012 and will be paid on December 14, 2012.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust.  Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with fifteen branch office locations serving downeast, midcoast, and central Maine.  Find us at www.BHBT.com.

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